UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2017

GRAYBAR ELECTRIC COMPANY, INC.

(Exact Name of Registrant as specified in Charter)

New York (State or other jurisdiction of incorporation)	000-00255 (Commission File Number)	13-0794380 (I.R.S. Employer Identification No.)

34 North Meramec Avenue St. Louis, MO 63105 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 573-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company. [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07        Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Shareholders on June 8, 2017, the shareholders voted to (1) elect 9 members to the Company’s thirteen-member Board of Directors; (2) amend the amended and restated certificate of incorporation of the Company to define "retirement" for employees who are not eligible to receive a service pension due to their most recent hire date; (3) amend the amended and restated certificate of incorporation of the Company to remove the adjustment for accruing dividends on the common stock; and (4) approve the amended and restated Three-Year Common Stock Purchase Plan.

The following tables set forth the final number of votes for, against and abstaining on each matter.  Broker non-votes are not shown because there is no public trading market for the Company’s Common Stock and no brokers hold shares for any underlying beneficial owners of such shares.

Director Nominees	For	Against	Abstain
K.M. Mazzarella	14,252,266	16,517	—
D. A. Bender	14,252,266	—	16,517
S. S. Clifford	14,252,266	—	16,517
M. W. Geekie	14,252,266	16,517	—
R. R. Harwood	14,252,266	16,517	—
R. C. Lyons	14,252,266	—	16,517
W. P. Mansfield	14,252,266	—	16,517
D. G. Maxwell	14,252,266	—	16,517
B. L. Propst	14,252,266	16,517	—

Proposal	For	Against	Abstain
Approval of the Certificate Amendment to Define Retirement	14,268,783	—	—

Proposal	For	Against	Abstain
Approval of the Certificate Amendment to Remove the Adjustment for Accruing Dividends on the Common Stock	14,268,783	—	—

Proposal	For	Against	Abstain
Approval of the Amended and Restated Three-Year Common Stock Purchase Plan	14,252,266	16,517	—

Item 9.01        Financial Statements and Exhibits.
 (d)              Exhibits.

3.1       Restated Certificate of Incorporation as amended to date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYBAR ELECTRIC COMPANY, INC.

Date: June 8, 2017	By: /s/ Matthew W. Geekie
Matthew W. Geekie
Senior Vice President, Secretary &
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
3.1	Restated Certificate of Incorporation as amended to date